Exhibit 10.5

Equity Pledge Agreement

This equity pledge agreement (hereinafter referred to as the “Agreement”) was signed by the following parties (hereinafter referred to as the “Parties to the Agreement”) on February 5, 2021 in Beijing, China:

Party A: Beijing Fengyuan Zhihui Education Technology Co., Ltd (refer herein as “Fengyuan Zhihui”)

Address: Room 515, 5th Floor, No. 5 Haiying Road, Fengtai District, Beijing

Party B:

Yulong Yi, ID No. [*]

Address: Jizhang Village, Gaocun Town, Yiyang County,Henan Province

Ru Zhang, ID No. [*]

Address: Cuidiwan Building 25, Door 1, 1402, 15 Street,Nanchang Road,Jianxi District, Luoyang City,Henan Province

Shaowei Peng, ID No. [*]

Address: Siling Village,Lianzhuang Town,Yiyang County, Henan Province

Boyu Zhu, ID No. [*]

Address: Luyuan Building 12,#3, 602, Manda Road,Manzhouli City, Neimenggu Province

Junwei Cao, ID No. [*]

Address: Shuizhai Village 1, Shuizhai Town, Yichuan County, Henan Province

Zhenlei Li, ID No. [*]

Address: Yanligou Village 59, Gaocun Town, Yiyang County, Henan Province

Xiangle Sun, ID No. [*]

Address: Sun Village #3, Minggao Town, Yichuan County, Henan Province

Wanwu Kang, ID No. [*]

Address: Gou Village #2, Limiao Zhen, Nanzhang County, Hubei Province

Fengying Yu, ID No. [*]

Address: Tucheng Village, Liusumu Town, Liangcheng County, Wulanchabumu City, Neimenggu Province

Zhe Wang, ID No. [*]

Address: Weiyi Road #3 Yard, Building 2, 39, Jinshui District, Zhengzhou City

Yue Wang, ID No. [*]

Address: Xingfu Street 75, Chongwen District, Beijing

As

1. Party A is a foreign-invested enterprise that is legally established and validly existing in the territory of the People’s Republic of China

2. Beijing Zhuoxun Century Culture Communication Co., Ltd. (“Zhuoxun Culture”) is a limited liability company incorporated in China

3. Parties to Party B are shareholders of Zhuoxun Culture (“Pledgors”), of which Yulong Yi holds 53% of the equity, Ru Zhang holds 11% of the equity, Shaowei Peng holds 5% of the equity, Boyu Zhu holds 5% of the equity, Junwei Cao holds 5% of the equity, Zhenlei Li holds 5% of the equity, Xiangle Sun holds 5% of the equity, Wanwu Kang holds 4% of the equity, Fengying Yu holds 3% of the equity, Zhe Wang holds 2.5% of the equity and Yue Wang holds 1.5% of the equity.

4. Party A, Party B and Zhuoxun Culture signed an exclusive consultation and service agreement, equity disposal agreement, and business operation agreement on February 5, 2021;

5. In order to ensure that Party A normally collects the service fees under the exclusive consultation and service agreement from Zhuoxun Culture, which is owned by Party B, as well as the performance of the equity disposal agreement and business operation agreement, the pledgors shall separately and jointly use the entire equity of Zhuoxun Culture owned by the pledgors as the pledge guarantee of the aforementioned agreement, and Party A is the pledgee.

According to this, the parties to the agreement have reached the following agreement through friendly consultations and based on the principle of equality and mutual benefit to comply with:

1. Definition

Unless otherwise specified in this agreement, the following terms shall be interpreted as defined below:

1.1 Pledge: Refers to all the contents listed in Article 2 of this agreement

1.2 Equity: Indicate the 100% equity in Zhuoxun Culture jointly and legally held by the pledger and all current and future rights and interests based on such equity

1.3 Agreements: Exclusive consultation and service agreements, equity disposal agreements, and business operation agreements signed by the Party A, Zhuoxun Culture and other related parties on February 5, 2021.

1.4 Event of Default: Refers to any of the circumstances listed in Article 7 of this Agreement.

1.5 Notice of breach of contract: A notice issued by the nail party in accordance with this agreement announcing an event of breach of contract

2. Pledge

2.1 The pledger pledged all its equity in Zhuoxun Culture to Party A as a guarantee for Party A’s rights and interests under each agreement.

2.2 The scope of the guarantee for the equity pledge under this agreement is all the expenses (including legal expenses), expenses and losses to be borne and interest that Zhuoxun Culture and/or the pledger shall pay to Party A under each agreement , liquidated damages, damages, costs for the realization of the creditor’s rights, and the responsibilities that Zhuoxun Culture and the pledgor shall bear to Party A when all or part of the agreements are invalidated for any reason

2.3 The pledge under this agreement is the right of the nail party to enjoy the priority to be paid for the price obtained by discounting, auctioning, and selling the equity pledged by the pledger to Party A.

2.4 Unless Party A otherwise expressly agrees in writing after this agreement comes into force, this will only be done after Zhuoxun Culture and the pledger have properly performed all their obligations and responsibilities under each agreement and approved by Party A in writing. The pledge under the agreement can be released. If Zhuoxun Culture or the pledgor fails to fully perform all or any part of its obligations or responsibilities under the agreement when the time limit specified in each agreement expires, Party A still enjoys the pledge rights specified in this agreement until the above-mentioned related obligations and responsibilities have been fully fulfilled in a manner that is reasonably satisfactory to Party A

3. Effect

3.1 This Equity pledge agreement shall be established as of the date when the parties sign and stamp, and shall take effect from the date when the pledge of equity is recorded in the register of shareholders

3.2 During the pledge process, if Zhuoxun Culture fails to pay the service fee in accordance with the exclusive consultation and service agreement, or fails to perform other terms under these agreements or any terms under the business operation agreement or equity disposal agreement, after reasonable notice, Party A has the right to exercise the right of pledge in accordance with the provisions of this agreement

4. Possession and custody of pledge certificates

4.1 The pledger shall deliver its equity capital contribution certificate (original) in Zhuoxun Culture to Party A for safekeeping within ten working days from the date of signing this agreement or an earlier time agreed by all parties, and send it to Party A. Submit the proof that the pledge under this agreement has been properly registered on the shareholder register, go through all the approval, registration and filing procedures required by the laws and regulations of the People’s Republic of China, and submit the equity pledge registration documents completed in the industrial and commercial registration authority

4.2 If the pledge record changes and the change record are required in accordance with the law, Party A and Party B shall make the corresponding change record within five working days from the date of the record change, and submit the relevant change registration documents.

4.3 During the equity pledge period, the pledger shall instruct Zhuoxun Culture not to distribute any dividends, bonuses, or adopt any profit distribution plan; if the pledger shall obtain any other property except dividends, bonuses or other profit distribution plans for the pledge of equity the pledgor shall instruct Zhuoxun Culture to remit the relevant (realized) funds directly to the bank account designated by Party A according to Party A’s request. Without Party A’s prior written consent, the pledgor shall not use it.

4.4 During the equity pledge period, if the pledger subscribes for Zhuoxun Culture’s new registered capital or transfers Zhuoxun Culture’s equity held by other pledgers (the “new equity”), this part of the newly added equity will automatically become under this agreement the pledger shall complete the procedures required to set up the pledge with the newly added equity within 10 working days after obtaining the newly added equity. If the pledgor fails to complete the relevant procedures in accordance with the foregoing provisions, Party A has the right to immediately realize the pledge rights in accordance with the provisions of Article 8 of this agreement

5. Pledgor’s declaration and guarantee

The pledgor made the following statements and guarantees to Party A when signing this agreement, and confirmed that Party A relied on these statements and guarantees to sign and perform this agreement:

5.1 The pledger legally holds the equity under this agreement and has the right to provide a pledge guarantee to Party A with such equity

5.2 From the date of signing of this agreement to the period when Party A enjoys the pledge in accordance with the provisions of item 2.4 of this agreement, at any time, once Party A exercises Party A’s rights or realizes the pledge in accordance with the essential pledge agreement, there shall be no Any other party’s legal claims or legitimate interference

5.3 Party A has the right to exercise the pledge rights in the manner prescribed by laws, regulations and this agreement.

5.4 It has signed this agreement and performed its obligations under this agreement, has obtained all necessary company authorizations and does not violate any applicable laws and regulations, and the authorized representative signatory of this agreement has been legally and effectively authorized

5.5 The equity held by the pledger does not have any other rights burdens or any form of third party security rights (including but not limited to pledges)

5.6 There is no ongoing civil, administrative or criminal litigation, administrative penalty or arbitration related to equity, and there is no civil, administrative or criminal litigation, administrative penalty or arbitration that will occur

5.7 There are no due but unpaid taxes, fees or legal procedures or procedures that should be completed but not completed related to equity

5.8 Each clause of this agreement is the expression of its true meaning and is legally binding.

6. Pledgor’s Commitment

6.1 During the duration of this agreement, the pledgor promises to Party A that the pledgor will:

6.1.1 Except for the transfer of equity to Party A or a person designated by Party A at the request of Party A, the equity shall not be transferred without Party A’s prior written consent, and shall not establish or allow any other rights such as pledge that may affect Party A’s rights and interests Burden or any form of third party security interest

6.1.2 Comply with and implement all relevant applicable laws and regulations, and upon receipt of notices, instructions or suggestions issued or formulated by relevant competent authorities regarding pledge rights, present the aforementioned notices, instructions or suggestions to Party A within five working days, and Act in accordance with Party A’s reasonable instructions;

6.1.3 Any event or notice received that may affect the rights of the pledger’s equity or any part thereof, and may change any of the pledger’s obligations in this agreement, or to the pledger’s performance of the pledge in this agreement Any event that may have an impact on the obligation or relevant notifications received shall notify Party A in a timely manner, and act in accordance with Party A’s reasonable instructions

6.2 The pledgor agrees that Party A’s exercise of Party A’s rights in accordance with the terms of this agreement shall not be interrupted or hindered by the pledgor or the pledgor’s successor or assignee or any other person

6.3 The pledgor guarantees to Party A that in order to protect or improve the guarantee for the pledger and/or Zhuoxun Culture’s obligations under this agreement, the pledgor will make all necessary changes to Zhuoxun Culture’s articles of association (such as (Applicable), honestly sign and urge other parties interested in the pledge to sign all the rights certificates, contracts, and/or perform and urge other interested parties to perform the actions required by Party A, And to provide convenience for Party A to exercise the pledge right, sign all relevant equity certificate change documents with Party A or any third party designated by it, and provide Party A with all relevant pledge documents that it considers necessary within a reasonable period.

6.4 The pledgor guarantees to Party A that, for the benefit of Party A, the pledgor will abide by and perform all guarantees, promises, agreements and statements. If the pledgor fails to perform or does not fully perform its guarantees, promises, agreements and statements, the pledgor shall compensate Party A for all losses suffered thereby.

7. Breach Matters

7.1 The following matters are regarded as breach of contract

7.1.1 Zhuoxun Culture, or its successors or assigns fail to pay any amounts due under each agreement in full and on time, or the pledger or its successors or assigns fail to perform its business operation agreement or equity disposal Obligations of agreements, exclusive consultations and service agreements;

7.1.2 Any statement, guarantee, or promise made by the pledgor in Article 5 and Article 6 of this agreement is substantially misleading or wrong, and/or the pledger violates Article 5, Article 6 of the agreement, guarantee, or committed to;

7.1.3 The pledgor seriously violated any clause of this agreement;

7.1.4 Except as stipulated in 6.1.1 of this agreement, the pledger abandons the pledged equity or transfers the pledged equity without obtaining the written consent of Party A

7.1.5 Any external borrowing, guarantee, compensation, promise or other debt repayment responsibilities of the pledgor itself are required to be repaid or performed in advance due to breach of contract or have expired but cannot be repaid or performed as scheduled, so that Party A has reason to believe that the pledgor has performed this agreement The ability of the obligations under the item has been affected, and the interests of Party A are further affected;

7.1.6 The pledger is unable to repay general debts or other debts, and further affect the interests of Party A

7.1.7 The promulgation of relevant laws makes this agreement unlawful or the pledgor cannot continue to perform its obligations under this agreement;

7.1.8 If this agreement can be executed or made legal or effective, any government department’s consent, permission, approval or authorization is withdrawn, suspended, invalidated or substantially modified

7.1.9 Due to adverse changes in the property owned by the pledgor, Party A believes that the ability of the pledgor to perform its obligations under this agreement has been affected

7.1.10 According to relevant laws and regulations, Party A cannot exercise the right of disposition pledge.

7.2 If it is known or discovered that any of the matters mentioned in Article 7.1 above or events that may lead to the above matters have occurred, the pledgor shall immediately notify Party A in writing.

7.3 Unless the breaches listed in paragraph 7.1 of this article have been satisfactorily resolved to the satisfaction of Party A, Party A may issue a written notice of breach to the pledgor at any time after the occurrence of the pledgor’s breach of contract. , Require the pledgor to immediately pay the arrears and other payables under each agreement, or promptly perform the equity disposal agreement and business operation agreement. If the pledgor or Zhuoxun Culture fails to correct its breach of contract or take necessary remedies within ten days from the date of issuing such written notice, Party A shall have the right to exercise the right of pledge in accordance with Article 8 of this agreement.

8. Exercise of pledge

8.1 Before the expenses and obligations under each agreement are fully fulfilled, the pledger shall not transfer the equity without the written consent of Party A.

8.2 When Party A exercises the right of pledge, it shall issue a notice of breach of contract to the pledgor in accordance with Article 7.3 of this agreement

8.3 Subject to the provisions of Article 7.3, Party A may exercise the pledge right at any time after issuing a notice of breach of contract in accordance with Article 7.3

8.4 Party A has the right to discount all or part of the equity under this agreement in accordance with legal procedures, or receive priority compensation from the auction or sale of the equity, until the unpaid service fees and all other payables under each agreement are offset Completion, and the equity disposal agreement and business operation agreement are all fulfilled

8.5 When Party A exercises the pledge rights in accordance with this agreement, the pledgor shall not set up obstacles, and shall provide necessary assistance to enable Party A to realize its pledge rights.

9. Transfer

9.1 Unless Party A expressly agrees in writing in advance, the pledgor has no right to transfer any of its rights and/or obligations under this agreement to a third party.

9.2 This agreement is binding on the pledgor and its successors, and is valid for Party A and its successors or assigns.

9.3 Party A may at any time transfer all or any of its rights and obligations under each agreement to any third party designated by it. In this case, the transferee shall enjoy and bear the rights and obligations of Party A under this agreement. The rights and obligations assumed. When Party A transfers the rights and obligations under each agreement, at the request of Party A, the pledgor shall sign relevant agreements and/or documents for the transfer

9.4 After the pledgee is changed due to the transfer, both parties to the new pledge shall sign a pledge agreement again and the pledger shall be responsible for all relevant registration procedures

10. Handling fees and other fees

10.1 All costs and actual expenses related to this agreement, including but not limited to legal fees, cost, stamp duty, and any other taxes, expenses, etc. shall be borne by each party

11. Force Majeure

11.1 When the performance of this agreement is delayed or obstructed due to any “force majeure event”, the party affected by the force majeure does not need to bear any responsibility under this agreement only for this part of the delayed or obstructed performance. “Force majeure event” refers to any event that is beyond the reasonable control of a party and is still unavoidable under the reasonable attention of the affected party, including but not limited to government actions, natural forces, fires, explosions, and geography. Change, storm, flooding, earthquake, tide, lightning or war. However, insufficient credit, funds or financing shall not be regarded as matters beyond the reasonable control of one party. A party seeking to be exempted from performance under this agreement or under any clause of this agreement affected by the “force majeure event” shall notify the other party of the exemption of liability as soon as possible and inform it of the steps to be taken to complete the performance.

11.2 The party affected by force majeure does not need to bear any responsibilities under this agreement, but only if the affected party does its best to perform the agreement, the party seeking exemption from liability can be able to perform this responsibility The exemption is limited to the part of the performance that is delayed or hindered. Once the reasons for such exemption of liability are corrected or remedied, the parties agree to use their best efforts to resume performance under this agreement

12. Application of law and dispute resolution

12.1 The signing, validity, performance and interpretation of this agreement, as well as the settlement of disputes, are governed by the laws of the People’s Republic of China and interpreted in accordance with the laws of the People’s Republic of China

12.2 When the parties to this agreement have a dispute over the interpretation and performance of the terms under this agreement, the parties shall resolve the dispute through negotiation in good faith. If the negotiation fails, either party can submit the relevant dispute to the China International Economic and Trade Arbitration Commission for arbitration in accordance with its then effective arbitration rules. The place of arbitration shall be Beijing, and the language of arbitration shall be Chinese. The arbitration award shall be final and binding on all parties

12.3 Except for matters in dispute between the parties, the parties shall continue to perform their respective obligations in accordance with the provisions of this agreement in good faith.

13. Notice

The notices issued by the parties to this agreement to perform their rights and obligations under this agreement shall be made in writing and sent in the form of personal delivery, registered mail, postage prepaid mail, approved courier service, or graphic fax To the party concerned or the following address of each party

Party A: Beijing Fengyuan Zhihui Education Technology Co., Ltd (refer herein as Fengyuan Zhihui)

Address: Room 515, 5th Floor, No. 5 Haiying Road, Fengtai District, Beijing

Recipient: Ru Zhang

Party B:

Yulong Yi,

Phone: [*]

Address: Jizhang Village, Gaocun Town, Yiyang County, Henan Province

Ru Zhang,

Phone: [*]

Address: Cuidiwan Building 25,Door 1, 15 Street, Nanchang Road,Jianxi District, Luoyang City, Henan Province

Shaowei Peng,

Phone: [*]

Address: Siling Village, Lianzhuang Town, Yiyang County, Henan Province

Boyu Zhu,

Phone: [*]

Address: Huayuan Building 12,#3, Room 602, Manda Road, Manzhouli City, Neimenggu Province

Junwei Cao,

Phone: [*]

Address: Shuizhai Village 1, Shuizhai Town, Yichuan County, Henan Province

Zhenlei Li

Phone: [*]

Address: Yanligou Village 59,Gaocun Town, Yiyang County, Henan Province

Xiangle Sun

Phone: [*]

Address: Sun Village 3, Minggao Town, Yichuan County, Henan Province

Wanwu Kang,

Phone: [*]

Address: Goucun #2, Limiao Town, Nanzhang County, Hubei Province

Fengying Yu,

Phone: [*]

Address: Tucheng Village, Liusumu Town, Liangcheng County, Wulanchabu City, Neimenggu Province

Zhe Wang

Phone: [*]

Address: Weiyi Road #3 Yard, Building 2, 39, Jinshui District, Zhengzhou City

Yue Wang,

Phone: [*]

Address: Xingfu Street 75, Chongwen District, Beijing

14. Attachment

The attachments listed in this agreement are an integral part of this agreement.

15. Waiver

When Party A fails to exercise or delays the exercise of any rights, remedies, powers or privileges under this agreement, it shall not be regarded as a waiver of such rights, remedies, powers or privileges. Or any single or partial exercise of privileges does not preclude Party A from exercising any other rights, remedies, powers or privileges. The rights, remedies, powers and privileges stipulated in this agreement are cumulative and do not exclude the application of any rights, remedies, powers and privileges provided by any law.

16. Others

16.1 Any modification, supplement or change of this agreement must be in written form and become effective after being signed and sealed by all parties

16.2 The parties hereby confirm that this agreement is a fair and reasonable agreement reached by the parties on the basis of equality and mutual benefit. If any clause under this agreement is invalid or unenforceable due to inconsistency with the relevant law, the clause shall only be invalid or unenforceable within the jurisdiction of the relevant law, and shall not affect the legal validity of other provisions of this agreement

16.3 This agreement is written in Chinese, twelve originals, and each party holds one copy.

Signature Page Only

Party A: Beijing Fengyuan Zhihui Education Technology Co., Ltd

Authorized Representative:

[company’s seal]

Signature Page Only

Party B:

Yulong Yi	Ru Zhang

/s/ Yulong Yi	/s/ Ru Zhang

Shaowei Peng	Boyu Zhu

/s/ Shaowei Peng	/s/ Boyu Zhu

Junwei Cao	Zhenlei Li

/s/ Junwei Cao	/s/ Zhenlei Li

Xiangle Sun	Wanwu Kang

/s/ Xiangle Sun	/s/ Wanwu Kang

Fengying Yu	Zhe Wang

/s/ Fengying Yu	/s/ Zhe Wang

Yue Wang

/s/ Yue Wang

Attachments:

1.	Zhuoxun Culture Shareholder’s list

2.	Beijing Zhuoxun Century Culture Communication Co., Ltd capital contribution